Exhibit 10.2

FIRST AMENDMENT TO
ACQUISITION AGREEMENT

This First Amendment to Acquisition Agreement (this "Amendment"), dated as of November 8, 2013, is entered into by and among Smokin Concepts Development Corporation, a Colorado corporation (“SCDC”), Bourbon Brothers Holding Company, LLC, a Colorado limited liability company (“BBHC”), and JW Roth and Robert B. Mudd (the “Principals”), in order to amend that certain Acquisition Agreement, dated as of September 30, 2013 (the “Acquisition Agreement”). Capitalized terms used herein but not otherwise defined shall have the meaning set forth in the Acquisition Agreement.

WHEREAS, in addition to issuing SCDC Common Stock to BBHC Class B Non-Voting members, the Board of Directors of SCDC desires to establish a class of preferred stock, no par value (the “SCDC Series A Convertible Preferred Stock”) and issue shares of the SCDC Series A Convertible Preferred Stock to the Class A Voting members of BBHC pursuant to the terms of this Amendment.

NOW THERFORE, in consideration of the mutual covenants set forth herein and in the Acquisition Agreement and for other good and valuable consideration, and intending to be legally bound, the parties do hereby amend the Acquisition Agreement as follows:

1.   Section 1.1 “The Contribution” of the Acquisition Agreement is hereby amended and restated in its entirety as follows (amended language in italics):

1.1
The Contribution.  On the terms and subject to the conditions set forth in this Agreement, at the Effective Time, (a) the BBHC Members will contribute all of their right, title and interest in BBHC to SCDC (the “Contribution”), and (b) in exchange, SCDC will issue shares of SCDC Common Stock to Class B Non-Voting members and SCDC Series A Convertible Preferred Stock to Class A Voting members (the “Shares”) in the amount determined under Section 2.1 below.

2.           Section 1.7 “Spinoff of Certain Assets” in the Acquisition Agreement is hereby and restated in its entirety as follows (amended language in italics):

1.7 Spinoff of Certain Assets.  Immediately prior to the Effective Time BBHC and its subsidiary Bourbon Brothers Restaurant Group, LLC (“BBRG”) shall have transferred 49% of its ownership (the “Spinoff”) in Bourbon Brothers Southern Kitchen Colorado Springs, LLC (“BBSK” f/k/a Bourbon Brothers Smokehouse and Tavern Colorado Springs, LLC) to Bourbon Brothers Investors, LLC, an entity consisting of BBHC’s Class A Voting and Class B Non-Voting members immediately preceding the time of the Transaction.

3.           Section 2.1 “Effect of the Contribution on Capital Stock” of the Acquisition Agreement is hereby amended and restated in its entirety as follows (amended language in italics):

2.1           Effect of the Contribution on Capital Stock.  At the Effective Time, as a result of the Contribution of BBHC Units, each Class A Voting Unit representing membership interests in BBHC (each “Class A Voting Unit”) will be contributed to SCDC in exchange for the number of shares of SCDC Series A Convertible Preferred Stock (the “Class A Contribution Consideration”) equal to the Exchange Ratio.  At the Effective Time, as a result of the Contribution of BBHC Units, each Class B Non-Voting Unit representing membership interests in BBHC (each “Class B Non-Voting Unit” and collectively with the Class A Voting Units, the “Units”) will be contributed to SCDC in exchange for the number of shares of SCDC Common Stock (the “Class B Non-Voting Contribution Consideration” and collectively with the “Class A Voting Contribution Consideration”, the “Contribution”) equal to the Exchange Ratio.  The “Exchange Ratio” is 2.0272042 if 19,000,000 Units are outstanding at the Effective Time, calculated based on the holders of outstanding capital stock of SCDC (of which there are 9,629,220 shares outstanding) owning 20% of SCDC after the Closing. If necessary, based on the number of Units and shares outstanding at the Effective Time, the Exchange Ratio will be adjusted accordingly.

A table representing the effect pre-Transaction and post-Transaction is reflected here:

	Amount and Nature of Ownership Pre-Transaction	Post-Transaction Basis Number of Common Shares	Post-Transaction Basis Number of Series A Convertible Preferred Shares	Post-Transaction Basis of Votes
BBHC Class A Voting Units	10,000,000	-	20,272,042	506,801,050

BBHC Class B Non-Voting Units	9,000,000	18,244,838	-	18,244,838

SCDC Common Shares	9,629,220	9,629,220	-	9,629,220

Total		27,874,058	20,272,042	534,675,108

4.         Section 2.2.a. “Payment”, the second sentence and last sentence shall be amended to add “and SCDC Series A Convertible Preferred Stock” immediately following “SCDC Common Stock”.

5.         Section 2.2.c. “Payment”, is hereby amended to add “and SCDC Series A Convertible Preferred Stock” immediately following “SCDC Common Stock” at each occurrence.

6.         Section 3.1.c. (amended language in italics)

(i)
Upon signing this agreement, the outstanding equity interests will consist of no more than 10,000,000 Class A Voting Units and 9,000,000 Class B Non-Voting Units. Included in Schedule 3.1.(c)(i) is the complete list of Members and Units owned.  There are no other outstanding Units;

(ii)
Upon signing this agreement, BBHC has options, warrants or other rights issued and outstanding to acquire 1,410,000 Class B Units, of which 600,000 are vested. Schedule 3.1(c)(ii) will be provided at closing and will include a complete list of all BBHC Rights. There are no other outstanding BBHC Rights;

7.         Section 3.1.h. “BBHC Representations and Warranties” (the first h. in that section) is hereby amended and restated in its entirety as follows (amended language in italics):

h.           as of the Closing :

(iii)
the outstanding equity interests will consist of no more than 10,000,000 Class A Voting Units and 9,000,000 Class B Non-Voting Units.  Included in Schedule 3.1(c)(i) is the complete list of Members and Units owned.  There are no other outstanding Units;

(iv)
BBHC has options and warrants or other rights issued and outstanding to acquire 1,360,000 Class B Non-Voting Units, of which 600,000 are vested.  Included as Schedule 3.1(c)(ii) is a complete list of the BBHC Rights.

8.         Section 3.1(l) “BBHC Representations and Warranties” is hereby amended and restated in its entirety as follows (amended language in italics):

(l)
BBHC does not have any liability or obligation, whether accrued, absolute, contingent or otherwise in excess of $5,000, except (i) as reflected on the BBHC Financial Statements, or (ii) as incurred in the ordinary course of business after the date of the BBHC Financial Statements, or (iii) as incurred in connection with any debt financing relating to the construction of and operations for the commencement of the second BBHC restaurant.

9.        Section 3.1(p) “BBHC Representations and Warranties” is hereby amended to add (amended language in italics) “Except as may be incurred in connection with debt financing relating to the construction of and operations for the commencement of the second BBHC restaurant, BBHC has good and marketable title to all of its material property or assets, except for the obligation BBSK has to BBLLC in the event of default on the lease or end of lease term that certain assets, including tenant improvements would be encumbered and have certain claims by BBLLC, free of all mortgages, liens, charges, pledges, security interests, encumbrances, claims or demands whatsoever, and no other property rights are necessary for the conduct of the business of BBHC as currently conducted or contemplated to be conducted; and BBHC knows of no claim or basis for any claim that might or could adversely affect the right thereof to use, transfer or otherwise exploit such property rights;

10.        Section 4.1(c)(i). “SCDC Representations and Warranties” is hereby amended to change “20,000,000” to “20,750,000”.

11.        Section 6.1.e. “Mutual Conditions” of the Acquisition Agreement is hereby amended and restated in its entirety as follows (amended language in italics):

e.	Immediately prior to the Effective Time BBRG shall have transferred 49% of its ownership (the “Spinoff”) in BBSK to Bourbon Brothers Investors, LLC.

12.        Section 9.1 “Definitions” is hereby amended to add the following definition: “SCDC Series A Convertible Preferred Stock” means shares of SCDC Series A Convertible Preferred Stock which have the following rights and preferences:

•	Rank pari passu to the common stock with regard to liquidation preferences;
•	Vote with the common stock on all matters submitted to a vote;
•	Each share of SCDC Series A Convertible Preferred Stock shall be equal to 25 votes;
•	Participate in dividends with the common stock on an as-converted basis;
•	Any Series A Convertible Preferred Stock that is converted will be cancelled; and
•	Convert, at any time, into common stock on a one for one basis.

13.         Except as expressly set forth herein, the Acquisition Agreement shall continue in full force and effect in accordance with its terms.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, BBHC, SCDC and the Principals have caused this Amendment to be executed as of the date first written above by their respective officers thereunto duly authorized.

SMOKIN CONCEPTS DEVELOPMENT CORPORATION

By:    /s/ Robert B. Mudd
Name:     Robert B. Mudd
Title:  Interim CEO and Interim CFO, Chairman

BOURBON BROTHERS HOLDING COMPANY

By:   /s/ J. W. Roth
Name:  J.W W. Roth
Title:  Founder

PRINCIPALS

/s/ J. W. Roth
J. W. Roth, Principal

/s/ Robert Mudd
Robert Mudd, Principal